As filed with the Securities and Exchange Commission on November 23, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

ACTIVE POWER, INC.

Exact name of Registrant as specified in its charter)

Delaware	74-2961657
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2128 W. Braker Lane, BK 12

Austin, Texas 78758

(512) 836-6464

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John K. Penver

Chief Financial Officer

2128 W. Braker Lane, BK12

Austin, Texas 78758

(512) 836-6464

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Derek L. Willis, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

900 S. Capital of Texas Highway

Las Cimas IV, Fifth Floor

Austin, Texas 78746

Tel: (512) 338-5400

Approximate date of commencement of proposed sale to the public:

From time to time, after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If the Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered(1)(2)	Proposed Maximum Offering Price per Unit	Proposed Maximum Offering Price(1)(2)	Amount of Registration Fee
Common Stock, $0.001 par value per share (3)(4)	—	—	—	—
Warrants (5)	—	—	—	—
Total	$25,000,000 (6)	— (7)	$25,000,000	$1,395 (8)

(1)	Or if any securities are issued in an amount denominated in a foreign currency or composite currency, such amount as shall result in an aggregate initial offering price equivalent thereto in United States dollars at the time of initial offering.
(2)	The registrant has estimated the amount to be registered and the proposed maximum offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o). The amount is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(3)	In addition to any securities that may be registered hereunder, we are also registering an indeterminate number of shares of common stock as may be issued upon conversion or exchange of the securities issued directly hereunder. No separate consideration will be received for any shares of common stock so issued upon conversion or exchange.
(4)	Each share of common stock is accompanied by a preferred share purchase right pursuant to the Rights Agreement, dated as of December 13, 2001, as may be amended from time to time, between Active Power and EquiServe Trust N.A., as Rights Agent.
(5)	Includes only warrants to purchase common stock.
(6)	The securities registered hereunder may be sold separately, or as units with other securities registered hereby. The proposed maximum offering price per unit will be determined by us in connection with the issuance of the securities. In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $25,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. The aggregate amount of common stock registered hereunder is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act, to the extent applicable.
(7)	We will determine the proposed maximum offering price per unit in connection with the issuance of the securities. Such price is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(8)	Calculated pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 23, 2009

PROSPECTUS

$25,000,000

ACTIVE POWER, INC.

By this prospectus, we may offer, from time to time —

• Common stock • Warrants

See “Risk Factors” beginning on page 5 for information you should consider before buying our securities.

From time to time, we may offer and sell, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering, common stock, warrants, and any combination thereof, with a total value of up to $25,000,000.

Our common stock is listed on The Nasdaq Global Market under the symbol “ACPW.” On November 20, 2009, the closing price of our common stock was $1.06 per share.

We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you purchase any of our securities.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

This prospectus is dated            , 2009

No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement in connection with the offering described in this prospectus and any accompanying prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any accompanying prospectus supplement shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the delivery of this prospectus or any accompanying prospectus supplement nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement is correct as of any date subsequent to the date of this prospectus or any accompanying prospectus supplement.

-i-

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the Securities and Exchange Commission, or the Commission, in accordance with the Securities Exchange Act of 1934, or the Exchange Act. You may read and copy our reports, proxy statements and other information filed by us at the Public Reference Room of the Commission at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information about the Public Reference Room. Our reports, proxy statements and other information filed with the Commission are available to the public over the Internet at the Commission’s website at www.sec.gov and on our Internet website at http://www.activepower.com.

The Commission allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus but before the end of any offering made under this prospectus and accompanying prospectus supplement (other than current reports or portions thereof furnished under Item 2.02, 7.01 or 8.01 of Form 8-K, unless such current reports or portions thereof specifically reference their contents as being filed):

•

Description of our common stock contained in our registration statement on Form S-1 (File No. 333-36946), filed with the SEC on May 12, 2000, including any amendment or report filed for the purpose of updating such description;

•

Our annual report on Form 10-K for our fiscal year ended December 31, 2008, filed with the SEC on March 3, 2009, as amended by that certain Amendment No. 1 to Form 10-K filed with the SEC on October 28, 2009;

•	Our quarterly report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on April 28, 2009;

•	Our quarterly report on Form 10-Q for the quarter ended June 30, 2009, filed with the SEC on July 28, 2009;

•	Our quarterly report on Form 10-Q for the quarter ended September 30, 2009, filed with the SEC on October 27, 2009;

•	Our definitive proxy statement for our 2009 annual meeting of stockholders, filed with the SEC on April 10, 2009; and

•	Our current reports on Form 8-K, filed with the SEC on March 17, 2009, May 14, 2009, June 1, 2009, July 6, 2009 and October 29, 2009.

Copies of documents incorporated by reference, excluding exhibits except to the extent such exhibits are specifically incorporated by reference, are available from us without charge, upon oral or written request to:

Active Power, Inc.

2128 W. Braker Lane, BK12

Austin, Texas 78758

Attn: John K. Penver, Chief Financial Officer

(512) 836-6464

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed on Form S-3 with the Commission, using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $25,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, including the risk factors, together with the additional information described under the heading “Where You Can Find More Information.”

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

ABOUT ACTIVE POWER, INC.

The following summary highlights information contained in this prospectus or incorporated by reference. While we have included what we believe to be the most important information about the company and this offering, the following summary may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the risks of investing discussed under “Risk Factors” beginning on page 5, and the information to which we refer you and the information incorporated into this prospectus by reference, for a complete understanding of our business and this offering.

We are a manufacturer and provider of critical power solutions incorporating uninterruptible power supply (UPS) systems that provide business continuity to enterprises requiring protection against electrical power disturbances. Our products are designed to deliver continuous clean power, protecting customers from voltage fluctuations, such as surges and sags, and frequency fluctuations, and also to provide ride-through, or temporary, power to bridge the gap between a power outage and the restoration of utility power. Our target customers are those global enterprises requiring “power insurance” because they have zero tolerance for downtime in their mission critical operations. The UPS products we manufacture utilize green technology to create a renewable energy source. These products are highly reliable, are energy and space efficient, and significantly reduce client electricity expenses. As of September 30, 2009, we have shipped more than 2,400 flywheels in UPS system installations, delivering more than 600 megawatts of power to customers in more than 40 countries around the world. We are headquartered in Austin, Texas, with international offices in the U.K., Germany and Japan.

Our patented flywheel-based UPS systems store kinetic energy by constantly spinning a compact steel wheel (“flywheel”) driven from utility power in a low friction environment. When the utility power used to spin the flywheel fluctuates or is interrupted, the flywheel’s inertia causes it to continue spinning. The resulting kinetic energy of the spinning flywheel generates electricity known as “bridging power” for short periods, until utility power is restored or a backup electricity generator starts and takes over generating longer-term power in the case of an extended electrical outage. We believe our flywheel products provide many competitive advantages over conventional battery-based UPS systems, including substantial space savings, higher power densities, “green” energy storage, and higher power efficiencies of up to 98%. This high energy efficiency reduces operating costs and provides customers a lower total cost of ownership. We offer our flywheel products with load capabilities from 150 kVA to 8,400 kVA. We typically target higher power applications of 200 kVA and above, largely because a majority of customers in this market segment have backup generators. Our flywheel products are marketed under the brand name CleanSource®. Our continuous power systems are marketed under the name PowerHouse and combine our UPS system with switchgear and a generator to provide complete short- and long-term protection in the event of a power disturbance.

We believe a number of underlying macroeconomic trends place Active Power in a strong position to be one of the leading providers of critical power protection. These trends include:

•	the ever-increasing demands placed on the public utility infrastructure;

•	an inadequate investment in global utility infrastructure;

•	rising costs of energy worldwide;

•	significant costs of downtime;

•	a rapidly expanding need for data centers that require reliable, efficient power; and

•	an increasing demand for economically green solutions.

We were founded as a Texas corporation in 1992 and reincorporated in Delaware in 2000 prior to our initial public offering. Our principal executive offices are located at 2128 W. Braker Lane, BK12, Austin, Texas 78758 and our telephone number at that address is (512) 836-6464.

We own the registered trademarks ACTIVE POWER, CLEANSOURCE and COOLAIR in the United States and abroad. The ACTIVE POWER logo is a trademark of Active Power. All other trademarks, service marks or trade names referred to in this report are the property of their respective owners.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the registration statement of which it forms a part, any prospectus supplement and the documents incorporated by reference into these documents contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements deal with our current plans, intentions, beliefs and expectations and statements of future economic performance. Statements containing terms such as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time we or our representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the Commission, or press releases or oral statements made by or with the approval of one of our authorized executive officers. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and in our future filings made with the Commission. Readers are cautioned not to place undue reliance on any forward-looking statements contained herein, which reflect management’s opinions only as of the date hereof. Except as required by law, Active Power undertakes no obligation to revise or publicly release the results of any revisions to any forward-looking statements. You are advised, however, to consult any additional disclosures we have made or will make in our reports to the Commission on Forms 10-K, 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and our Quarterly Reports for the quarterly periods ended March 31, 2009, June 30, 2009 and September 30, 2009, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the Commission in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

SECURITIES WE MAY OFFER

We may offer up to $25,000,000 of common stock and warrants in one or more offerings and in any combination thereof. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used for working capital requirements, general corporate purposes and investments in and acquisitions of complementary businesses. We may also use a portion of the net proceeds to fund possible partnerships, minority investments, products or technologies. Currently, there are no commitments or agreements regarding such acquisitions or investments that are material. Pending their ultimate use, we intend to invest the net proceeds in bank demand deposits, certificates of deposit, investments in debt securities with maturities of three months or less when purchased, and money market funds which invest primarily in U.S. government obligations and commercial paper.

DESCRIPTION OF COMMON STOCK

General

As of the date of this prospectus, our authorized capital stock consists of 160,000,000 shares. Those shares consist of 150,000,000 shares designated as common stock, $0.001 par value per share, and 10,000,000 shares designated as preferred stock, $0.001 par value per share. The only equity securities currently outstanding are shares of common stock. As of November 20, 2009, there were approximately 66,478,623 shares of common stock issued and outstanding.

The following description summarizes the material terms of our common stock. This summary is, however, subject to the provisions of our restated certificate of incorporation and any applicable certificate of designation for a series of preferred stock, our amended bylaws, a rights agreement between us and EquiServe Trust N.A., and applicable law.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends or other distributions that may be declared from time to time by the board of directors out of funds legally available for that purpose. However, we are not currently paying any dividends. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

All outstanding shares of common stock are fully paid and nonassessable, and any shares of common stock to be issued upon an offering pursuant to this prospectus and the related prospectus supplement will be fully paid and nonassessable upon issuance.

Our common stock is listed on The Nasdaq Global Market under the symbol “ACPW.” The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company, LLC.

Anti-Takeover Effects of Some Provisions of Delaware Law

Provisions of Delaware law and our currently in effect restated certificate of incorporation and amended bylaws could make the acquisition of our company through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. We expect these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits provided by our ability to negotiate with the proponent of an unfriendly or unsolicited proposal outweigh the disadvantages of discouraging these proposals. We believe the negotiation of an unfriendly or unsolicited proposal could result in an improvement of its terms.

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

•

Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

The stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

On or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Anti-Takeover Effects of Provisions of Our Charter Documents

Our currently in effect restated certificate of incorporation provides for our board of directors to be divided into three classes serving staggered terms. Approximately one-third of the board of directors will be elected each year. The provision for a classified board could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of the board of directors until the second annual stockholders meeting following the date the acquirer obtains the controlling stock interest. The classified board provision could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company and could increase the likelihood that incumbent directors will retain their positions. In accordance with our currently in effect restated certificate of incorporation, directors may be removed by the affirmative vote of the holders of the outstanding shares of common stock only with cause.

Our currently in effect amended bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. At an annual meeting, stockholders may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors. Stockholders may also consider a proposal or nomination by a person who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our Secretary timely written notice, in proper form, of his or her intention to bring that business before the meeting. The amended bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting of the stockholders. However, our amended bylaws may have the effect of precluding the conduct of business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Our amended bylaws provide that only our board of directors may call a special meeting of stockholders. Because our stockholders do not have the right to call a special meeting, a stockholder could not force stockholder consideration of a proposal over the opposition of the board of directors by calling a special meeting of stockholders prior to such time as a majority of the board of directors believed the matter should be considered or until the next annual meeting provided that the requestor met the notice requirements. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace the board also could be delayed until the next annual meeting.

Our currently in effect restated certificate of incorporation does not allow stockholders to act by written consent without a meeting. Without the availability of stockholder’s actions by written consent, a holder controlling a majority of our capital stock would not be able to amend our amended bylaws or remove directors without holding a stockholders’ meeting. The holder would have to obtain the consent of a majority of the board of directors to call a stockholders’ meeting and satisfy the notice periods determined by the board of directors.

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. Its address is 59 Maiden Lane, Plaza Level, New York, New York 10038.

Listing

Our common stock has been approved for listing on The Nasdaq Global Market under the trading symbol ACPW.

DESCRIPTION OF THE WARRANTS

We may issue warrants for the purchase of our common stock. Warrants may be issued independently or together with our common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

The prospectus supplement relating to a particular series of warrants to purchase our common stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the terms of the common stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

•	vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of Active Power.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell securities:

•	to or through one or more underwriters or dealers;

•	directly to purchasers;

•	through agents; and

•	through a combination of any of these methods of sale.

We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; and

•	at negotiated prices.

We will describe the method of distribution of each series of securities in the applicable prospectus supplement.

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with our without the involvement of agents, underwriters or dealers, utilizing the Internet (sometimes referred to as the “world wide web”) or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

Many variations of Internet or other electronic auction or pricing and allocation systems are likely to be developed in the future as new technology evolves, and we may utilize such systems in connection with the sale of securities. The specific rules of such an auction would be described to potential bidders in a prospectus supplement. You should review carefully the auction and other rules we will describe in a prospectus supplement in order to understand and participate intelligently in the applicable offering.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

In connection with underwritten offerings of securities, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on The Nasdaq Global Market, in the over-the-counter markets or otherwise. Underwriters are not required to engage in any of these activities, or to continue the activities if commenced.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement, or a post-effective amendment.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Some securities which we may issue under this prospectus may be new issues of securities with no established trading market. Underwriters involved in the public offering and sale of these series of securities may make a market in the securities. However, they are not obligated to make a market and may discontinue market making activity at any time. No assurance can be given as to the liquidity of the trading market for any securities.

Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Austin, Texas.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Part II

Information Not Required in the Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The aggregate estimated (other than the registration fee) expenses to be paid in connection with this offering are as follows:

Securities and Exchange Commission registration fee	$1,395
Accounting fees and expenses	20,000
Legal fees and expenses	30,000
Printing and engraving	5,000
Transfer agent fees and expenses	1,000
Miscellaneous	5,000
Total	$62,395

Item 15.	Indemnification of Directors and Officers

Our restated certificate of incorporation contains provisions that eliminate, to the maximum extent permitted by the Delaware General Corporation Law, the personal liability of directors and executive officers for monetary damages for breach of their fiduciary duties as a director or officer. Our restated certificate of incorporation and amended bylaws provide that we shall indemnify our directors and executive officers and may indemnify our employees and other agents to the fullest extent permitted by the Delaware General Corporation Law.

Sections 145 and 102(b)(7) of the Delaware General Corporation Law provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

We have entered into indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our restated certificate of incorporation and amended bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future.

We have purchased and intend to maintain insurance on behalf of any person who is or was a director or officer of our company against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

See also the undertakings set out in our response to Item 17 herein.

Item 16.	Exhibits

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit Number	Exhibit Title

1.1*	Form of Underwriting Agreement

Exhibit Number	Exhibit Title

1.2*	Form of Subscription Agreement

3.1**	Restated Certificate of Incorporation (filed as Exhibit 3.1 to Active Power’s Quarterly Report on Form 10-Q filed on July 28, 2006)

3.2**	Second Amended and Restated Bylaws (filed as Exhibit 3.2 to Active Power’s Current Report on Form 8-K filed on February 2, 2007)

3.3**	Amendment to Second Amended and Restated Bylaws (filed as Exhibit 3.01 to Active Power’s Current Report on 8-K filed on December 7, 2007)

4.1**	Specimen certificate for shares of Common Stock (filed as Exhibit 4.1 to Active Power’s IPO Registration Statement on Form S-l (SEC File No. 333-36946))

4.2**	Rights Agreement, dated as of December 13, 2001, between Active Power and EquiServe Trust N.A., which includes the form of Certificate of Designation for the Series A Junior Participating Preferred Stock as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Series A Preferred Stock as Exhibit C (filed as Exhibit 4.1 to Active Power’s Current Report on Form 8-K filed on December 14, 2001)

4.3**	See Exhibits 3.1, 3.2 and 3.3 for provisions of the Certificate of Incorporation and Bylaws of the registrant defining the rights of holders of common stock

4.4*	Form of Warrant Agreement

4.5*	Form of Warrant Certificate

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

24.1	Power of Attorney (see page 18)

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Incorporated by reference to the indicated filing.

Item 17.	Undertakings

(a)	Active Power hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to be the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 23rd day of November, 2009.

ACTIVE POWER, INC.

By:	/S/ JAMES A. CLISHEM
James A. Clishem
Chief Executive Officer and Director

POWER OF ATTORNEY

We, the undersigned officers and directors of Active Power, Inc., and each of us, do hereby constitute and appoint each and any of James A. Clishem and John K. Penver, our true and lawful attorney and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in any and all capacities and to execute any and all instruments for us in our names, in connection with this registration statement or any registration statement for the same offering that is to be effective upon filing under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorney and agent, or his substitute, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/S/ JAMES A. CLISHEM
James A. Clishem	Chief Executive Officer and Director (Principal Executive Officer)	November 23, 2009

/S/ JOHN K. PENVER
John K. Penver	Chief Financial Officer (Principal Financial and Accounting Officer)	November 23, 2009

/S/ BENJAMIN L. SCOTT
Benjamin L. Scott	Chairman of the Board of Directors	November 23, 2009

/S/ AKE ALMGREN
Ake Almgren	Director	November 23, 2009

/S/ RODNEY S. BOND
Rodney S. Bond	Director	November 23, 2009

/S/ JAMES E. DEVENNY III
James E. deVenny III	Director	November 23, 2009

Signature	Title	Date

/S/ ROBERT S. GREENBERG
Robert S. Greenberg	Director	November 23, 2009

/S/ JAN H. LINDELOW
Jan H. Lindelow	Director	November 23, 2009

Exhibit Index

Exhibit Number	Exhibit Title

1.1*	Form of Underwriting Agreement

1.2*	Form of Subscription Agreement

3.1**	Restated Certificate of Incorporation (filed as Exhibit 3.1 to Active Power’s Quarterly Report on Form 10-Q filed on July 28, 2006)

3.2**	Second Amended and Restated Bylaws (filed as Exhibit 3.2 to Active Power’s Current Report on Form 8-K filed on February 2, 2007)

3.3**	Amendment to Second Amended and Restated Bylaws (filed as Exhibit 3.01 to Active Power’s Current Report on 8-K filed on December 7, 2007)

4.1**	Specimen certificate for shares of Common Stock (filed as Exhibit 4.1 to Active Power’s IPO Registration Statement on Form S-l (SEC File No. 333-36946))

4.2**	Rights Agreement, dated as of December 13, 2001, between Active Power and EquiServe Trust N.A., which includes the form of Certificate of Designation for the Series A Junior Participating Preferred Stock as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Series A Preferred Stock as Exhibit C (filed as Exhibit 4.1 to Active Power’s Current Report on Form 8-K filed on December 14, 2001)

4.3**	See Exhibits 3.1, 3.2 and 3.3 for provisions of the Certificate of Incorporation and Bylaws of the registrant defining the rights of holders of common stock

4.4*	Form of Warrant Agreement

4.5*	Form of Warrant Certificate

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

24.1	Power of Attorney (see page 18)

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Incorporated by reference to the indicated filing.